Exhibit 99.1

Allion Healthcare, Inc. 1660 Walt Whitman Road, Suite 105 Melville, NY 11747 Tel: (631) 547-6520

Allion Healthcare, Inc. Announces Intention to Restate Financial Statements for Interim

Periods of 2005

Announces Financial Results of Fourth Quarter

Exceeds Guidance with Reported Fourth Quarter 2005 Revenue of $37.8 million

MELVILLE, N.Y., March 9, 2006 – Allion Healthcare, Inc. (“Allion” or the “Company”) (NASDAQ: ALLI), a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients, today announced that it expects to restate its financial results for the quarter ended June 30, 2005 and the nine-months ended September 30, 2005. The restatement will correct the omission of a non-cash interest expense (below the “operating income” line) relating to warrants to purchase 100,000 shares of the Company’s common stock that were issued to an outside director of the Company, in April 2005 in connection with the extension of a guarantee on the Company’s West Bank credit facility. The Company previously disclosed the existence of the guarantee and the issuance of the warrants in its public filings with the Securities and Exchange Commission. Accordingly, after discussion with its independent registered public accounting firm, BDO Seidman, LLP and consultation with management and the Board of Directors, the Company concluded that the Company’s financial statements for the three and six months ended June 30, 2005 and nine-months ended September 30, 2005 should be restated. The Company expects that the restatement will result in a non-cash interest expense of approximately $700,000-$900,000 recorded only in the second quarter of 2005. This is a one-time charge to the income statement and does not affect the Company’s operational results.

The Company’s Board of Directors is currently conducting its review of these matters. As a result of the restatement discussed above, the Company’s Chief Executive Officer and Chief Financial Officer, with the assistance of other members of management, are reviewing the effectiveness of the Company’s internal control over financial reporting. The Company expects that as a result of its review and the restatements described above, it will conclude that a material weakness, in its internal control over financial reporting, existed as of December 31, 2005.

Because these matters do not affect the Company’s fourth quarter results or expectations regarding future operating results, the Company also announced its financial results for the fourth quarter 2005, and is providing guidance for 2006. The Company has elected to defer the release of its fiscal year 2005 financial information until it has finalized the amount of the charge required to be included in the second quarter financial results. The Company will work diligently to finalize its financial statements and, at this time, expects to timely file its Form 10-K.

Highlights:

✓	Completed and successfully integrated four pharmacy acquisitions

✓	Completed the acquisition of Oris Medical Systems, Inc. (“Oris”)

✓	297 patients on service from LabTracker clinics in December 2005

✓	Patient months increased 183% to 102,951 in 2005 from 36,417 in 2004

✓	Raised over $53.0 million dollars in public equity market from initial public offering (“IPO”)

✓	Completed follow-on equity offering in January 2006

✓	Added to Russell 3000®, 2000® and Microcap® Indexes

Fourth Quarter 2005 Results

Before adjustments, net sales for the fourth quarter of 2005 increased 131% to $37.8 million from $16.4 million in the fourth quarter of 2004. Gross profit for the quarter was $6.3 million or 16.6% of net sales. Operating income for the fourth quarter 2005 increased to $519,000 from a loss of $506,000 in the fourth quarter of 2004. The income from continuing operations, and diluted earnings per common share for the fourth quarter of 2005 was approximately $396,000 and $0.03, respectively.

Fourth Quarter 2005 Adjustments

During the three months ended December 31, 2005, the following non-recurring items were recognized in Allion’s financial results:

✓	$388,000 of additional expenses for consulting fees and external accounting costs related to compliance with Section 404 of the Sarbanes-Oxley Act.

✓	$433,000 of revenue related to reimbursement earned in prior periods.

✓	Booked $153,000 of tax expense in the fourth quarter of 2005 related to an increase in the valuation allowance against deferred taxes. This resulted in a tax rate that was in excess of Allion’s normalized tax rate

Guidance

Allion is providing the following range of revenue and earnings estimates for first quarter and fiscal year 2006:

	Q1 2006	FY 2006
Net Sales (in millions)	$38.0 – $40.0	$220 -$240
EPS	$0.03 – $0.05	$0.54 – $0.60

The low end of the Company’s 2006 estimates include the following assumptions: the full integration of Priority Pharmacy, Inc. (which Allion acquired in December 2005) and no reductions in reimbursement rates. This guidance assumes the acquisition of new patients from increased sales to clinics and patients of Allion’s Oris interface to use the LabTracker software during 2006 and additional patient list acquisitions. Allion does not provide guidance on the specific number of new patients that it expects from sales to clinics and patients of Allion’s Oris interface to use the LabTracker software or from patient list acquisitions. The high end of the Company’s estimates for 2006 is based on an increase in the number of patients served. In addition, Allion’s estimates assume additional operating efficiencies.

Both the low and high end of the Company’s 2006 estimates include internal growth in existing facilities similar to reported historical growth in Allion’s business. EPS is based on fully taxed net income and does not include Sarbanes-Oxley 404 compliance expense in the first quarter of 2006 relating to our compliance with our 2005 evaluation of internal controls. First quarter 2006 guidance range includes the anticipated effects of Medicare Part D. Estimated fully diluted shares for FY2006 is approximately 17.6 million.

Operating Data

	Three Months Ended December 31, (2)
	2005				2004
Distribution Region	Net Sales		Prescriptions	Patient Months	Net Sales	Prescriptions	Patient Months
California (1)	$25,508,192	(3)	114,471	22,778	$5,828,263	24,779	3,548
New York	10,986,395		41,054	5,854	10,060,772	39,658	5,702
Florida	435,048		2,641	322	471,540	3,373	378
Seattle	916,596		5,068	881	0	—

Total	$37,846,231		163,234	29,835	$16,360,575	67,810	9,628

(1)	California operations for the three months ended December 31, 2005 included contribution from Specialty Pharmacies, Inc., contribution from Frontier Pharmacies, Inc. (d/b/a PMW) and one month of contribution from Priority Pharmacy, Inc.
(2)	As required by generally accepted accounting principles, we have restated current and prior periods to reflect the presentation of the Austin, Texas facility as discontinued operations, so that period-to-period results are comparable.
(3)	California includes retroactive payments of $433,000 for periods prior to the 3 months ended December 31, 2005.

Conference Call Information

A conference will be held at 5:30 p.m. EST; 2:30 p.m. PST on March 9, 2006. To join the call, please dial (913) 981-4911 from the U.S. or abroad. The conference call will also be webcast on Allion Healthcare’s website at www.allionhealthcare.com. To join the webcast, please go to Allion Healthcare’s web site at least 15 minutes prior to the start of the conference call to register, download, and install any necessary audio software. An audio replay of the conference call will be available through 11:59 p.m. EST on Thursday, March 16, 2006 by dialing 719-457-0820 from the U.S. or abroad and entering confirmation code 8846750. The audio webcast will also be available on the Company’s website, www.allionhealthcare.com, for 30 days. Questions during the live call will be taken from investment professionals only.

About Allion Healthcare, Inc.

Allion Healthcare, Inc. is a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients. Allion Healthcare sells HIV/AIDS medications, ancillary drugs and nutritional supplies under the trade name MOMS Pharmacy. Allion offers nationwide pharmacy care from its pharmacies in California, New York, Washington, and Florida. Allion Healthcare works closely with physicians, nurses, clinics, AIDS Service Organizations, and with government and private payors, to improve clinical outcomes and reduce treatment costs for patients.

Safe Harbor Statement

Certain statements included in this press release, which are not historical facts, are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our expectations or beliefs and involve certain risks and uncertainties, including those described in our public filings with the United States Securities and Exchange Commission; also including, but not limited to, competitive pressures, changes in customer mix, changes in fourth party reimbursement rates, changes in government regulations or the interpretation of these regulations, growth opportunities, cost savings, revenue enhancements, synergies and other benefits anticipated from acquisition transactions, difficulties relative to integrating acquired businesses, the accounting and tax treatment of acquisitions, and asserted and unasserted claims, which could cause actual results to differ from those in the forward-looking statements. The forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Contact:

Allion Healthcare, Inc.

Jim Spencer, Chief Financial Officer

(631) 870-5126

The Ruth Group

Francesca DeMartino, Investor Relations

(646) 536-7024; fdemartino@theruthgroup.com

ALLION HEALTHCARE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months Ended December 31,
	2005	2004
(in thousands except per share)
Net sales	37,846	16,360
Cost of goods sold	31,574	14,495

Gross profit	6,272	1,865
Operating expenses:
Selling, general and administrative expenses	5,753	2,371

Operating income (loss)	519	(506)
Interest expense (income)	(206)	27
Other income	—	—

Income (loss) before income taxes and discontinued operations	725	(533)
Provision for Taxes	329	45

Income (loss) from continuing operations	396	(578)
Income (Loss) from discontinued operations	(18)	48

Net Income (loss)	378	(530)

Basic (loss) income per common share:
Income (Loss) before discontinued operations	$0.03	$(0.19)
Income (Loss) on discontinued operations	$0.00	$0.02

Net Income (Loss) per share	$0.03	$(0.17)

Diluted (loss) per common share:
Income (Loss) before discontinued operations	$0.03	$(0.19)
Income (Loss) on discontinued operations	$0.00	$0.02

Net Income (Loss) per share	$0.03	$(0.17)

Basic weighted average of common shares outstanding	12,845	3,100
Diluted weighted average of common shares outstanding	14,890	3,100